Exhibit 99.1
A conference call regarding this earnings release is
scheduled for 9 am Eastern, Tuesday, Sept. 28, 2004.
Dial in at 1.630.395.0022 or log on to www.emmis.com.

Contacts:
Walter Berger, EVP & CFO
Kate Healey, Media & Investor Relations
317.266.0100

For Immediate Release
Tuesday, Sept. 28, 2004

Emmis Communications Reports 2nd Quarter Results
Reported Net Revenues increase to $166.8m from $154.6m

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its second fiscal quarter ending August 31, 2004.

“While it is a challenging time in our industries overall, I couldn’t be more pleased with the way Emmis has performed in this environment,” said Jeff Smulyan, Chairman and CEO of Emmis. “In radio, we outperformed our markets by 4%, while our television group had eight stations in eleven measured markets exceed their market revenue growth. We continue to gain audience share and lead our markets, which positions us for growth as the industry strengthens.”

For Emmis’ second fiscal quarter, reported net revenue was $166.8 million, compared to $154.6 million for the same quarter of the prior year, an increase of 8%. On a pro forma basis, net revenue for the quarter was $166.8 million, compared to $157.1 million for the same quarter of the prior year, an increase of 6%. Diluted Earnings Per Share (EPS) for the quarter was $.23 compared to diluted EPS of $.14 for the same quarter of the prior year.

For the second quarter, reported radio net revenues increased 8%, while pro forma radio net revenues increased 5%. Reported and pro forma television net revenues increased 10% and publishing net revenues increased 2%.

For the second quarter, operating income was $41.9 million, compared to $37.0 million for the same quarter of the prior year. Emmis’ station operating income for the second quarter was $64.9 million, compared to $59.8 million for the same quarter of the prior year, an increase of 9%.

Emmis has included supplemental pro forma net revenues, station operating expenses excluding non-cash compensation and certain other financial data on its website, www.emmis.com. This information, which includes all consummated station acquisitions and dispositions, can be found under the “Investors” tab.

Under the terms of Emmis Operating Company’s senior bank credit facility, Emmis Communications Corporation total consolidated debt-to-EBITDA leverage (including senior discount notes) was 6.7x as of Aug. 31, 2004.

International radio net revenues and station operating expenses for the quarter ended Aug. 31, 2004, were $4.8 million and $3.3 million, respectively.

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During the company’s second quarter, Emmis entered into a consent decree with the Federal Communications Commission to settle all outstanding indecency-related matters. Terms of the agreement call for Emmis to make a voluntary contribution of $300,000 to the U.S. Treasury, with the FCC terminating all current indecency-related inquiries and fines against Emmis. Certain individuals and groups have requested that the FCC reconsider the adoption of the consent decree. The matter is currently pending before the Commission.

Pro forma calculations assume the following events all had occurred on June 1, 2003: (a) the acquisition of a controlling interest of 50.1% in a partnership that owns six radio stations in the Austin, Texas metropolitan area in July 2003 and (b) the disposition of Mira Mobile, a mobile television production company, in June 2003.

     The following table reconciles reported results to pro forma results (dollars in thousands):

	3 months ended Aug. 31,		% Change	6 months ending Aug. 31,		% Change
	2004	2003		2004	2003
Radio
Reported net revenues	$86,436	$80,068	8%	$161,139	$143,852	12%
Plus: Revenues from assets acquired	—	2,456		—	8,860
Less: net revenues from assets disposed	—	—		—	—

Pro forma net revenues	$86,436	$82,524	5%	$161,139	$152,712	6%

Television
Reported net revenues	$61,403	$56,052	10%	$129,837	$116,350	12%
Plus: Revenues from assets acquired	—	—		—	—
Less: net revenues from assets disposed	—	(6)		—	(1,140)

Pro forma net revenues	$61,403	$56,046	10%	$129,837	$115,210	13%

Publishing
Reported net revenues	$18,943	$18,498	2%	$36,838	$35,964	2%
Plus: Revenues from assets acquired	—	—		—	—
Less: net revenues from assets disposed	—			—	—

Pro forma net revenues	$18,943	$18,498	2%	$36,838	$35,964	2%

Total Company
Reported net revenues operating income	$166,782	$154,618	8%	$327,814	$296,166	11%
Plus: Revenues from assets acquired	—	2,456		—	8,860
Less: Revenues from assets disposed	—	(6)		—	(1,140)

Pro forma net revenues	$166,782	$157,068	6%	$327,814	$303,886	8%

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Guidance Table
(Dollars in millions)
3rd Quarter Guidance

	Quarter ended 11/30/04
Net Revenues:
Domestic Radio	$74.0
International Radio	3.3

Total Radio	77.3
Television	72.0
Publishing	21.9

Total net revenues	$171.2
Station Operating Expenses, excluding non-cash compensation:
Domestic Radio	$39.5
Foreign Radio	3.3

Total Radio	42.8
Television	41.0
Publishing	17.5

Total station operating expenses, excluding non-cash comp	$101.3	(A)
Corporate Expenses	$7.5	(B)

(A) The above guidance reflects the previously announced reduction in the company’s stock compensation program, which will increase cash compensation costs by an estimated $1.4 million in the quarter ending Nov. 30, 2004. An analysis of the impact this reduction is expected to have on reported results by division is available under the “Investors” tab on the company’s website, www.emmis.com.

(B) Included in forecasted corporate expenses for the quarter ended Nov. 30, 2004 is approximately $1.0 million of expenses associated with Wireless TV, LLC.

Emmis will host a conference call regarding this information on Tuesday, Sept. 28, 2004 at 9 a.m. Eastern at 1.630.395.0022, with a replay available until 11 p.m. Central on Tuesday, Oct. 5 by calling 1.402.998.0797 or listen on-line by visiting www.emmis.com.

Emmis Communications...Great Media, Great People, Great Service ®

Emmis Communications is an Indianapolis based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis’ 23 FM and 4 AM domestic radio stations serve the nation’s largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. In addition, Emmis owns 16 television stations, a radio network, international radio stations, regional and specialty magazines, an interactive group and ancillary businesses in broadcast sales and publishing.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission’s Regulation FD.

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Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis’ debt service requirements and other commitments and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis’ business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of accounting principles generally accepted in the United States. Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding non-cash compensation.

Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words “continues,” “expect,” “will,” or “would” are intended to be, and are, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; the attraction and retention of quality talent and other programming; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; inability or delay in closing previously announced acquisitions; future terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Note: Financial schedule attached.

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, dollars in thousands, except per share data)

	Three months ended August 31,		Six months ended August 31,
	2004	2003	2004	2003
OPERATING DATA:
Net revenues:
Radio	$86,436	$80,068	$161,139	$143,852
Television	61,403	56,052	129,837	116,350
Publishing	18,943	18,498	36,838	35,964
Total net revenues	166,782	154,618	327,814	296,166
Operating expenses, excluding noncash compensation:
Radio	47,062	42,692	88,753	77,116
Television	38,053	35,769	77,843	74,029
Publishing	16,793	16,342	33,232	32,561
Total station operating expenses, excluding noncash compensation	101,908	94,803	199,828	183,706
Corporate expenses, excluding noncash compensation	7,616	5,861	16,036	11,624
Noncash compensation (a)	4,125	5,408	9,275	12,471
Depreciation and amortization	11,261	11,511	23,892	22,777

Operating income	41,872	37,035	78,783	65,588
Interest expense	(15,086)	(21,159)	(34,782)	(43,926)
Gain on sale of assets	—	957	—	957
Loss on debt extinguishment (b)	(273)	—	(97,248)	—
Other income (expense), net	(323)	(304)	(419)	(492)

Income (loss) before income taxes, minority interest and discontinued operations	26,190	16,529	(53,666)	22,127
Provision for income taxes	10,106	6,924	2,736	9,883
Minority interest expense, net of tax	788	544	1,382	544

Income (loss) from continuing operations	15,296	9,061	(57,784)	11,700
Income (loss) from discontinued operations	—	693	(490)	656

Net income (loss)	15,296	9,754	(58,274)	12,356
Preferred stock dividends	2,246	2,246	4,492	4,492
Net income (loss) available to common shareholders	$13,050	$7,508	$(62,766)	$7,864

Basic net income (loss) per common share:
Continuing operations	$0.23	$0.13	$(1.11)	$0.13
Discontinued operations, net of tax	—	0.01	(0.01)	0.01
Net income (loss) available to common shareholders	$0.23	$0.14	$(1.12)	$0.14

Diluted net income (loss) per common share:
Continuing operations	$0.23	$0.13	$(1.11)	$0.13
Discontinued operations, net of tax	—	0.01	(0.01)	0.01
Net income (loss) available to common shareholders	$0.23	$0.14	$(1.12)	$0.14

Weighted average shares outstanding:
Basic	56,060	54,260	55,959	54,449
Diluted	56,230	54,546	55,959	54,823
(a) Noncash compensation by segment:
Radio	$1,294	$1,949	$2,950	$4,350
Television	1,258	1,733	3,000	4,134
Publishing	484	609	1,145	1,479
Corporate	1,089	1,117	2,180	2,508

Total	$4,125	$5,408	$9,275	$12,471

(b) Reflects costs associated with our debt recapitalization, which closed on May 10, 2004 and a subsequent subordinated debt extinguishment on June 10, 2004.
OTHER DATA:
Station operating income (See below)	64,874	59,815	127,986	112,460
Cash paid for taxes	150	258	271	760
Capital expenditures	5,246	5,805	12,597	8,762
COMPUTATION OF STATION OPERATING INCOME:
Operating income	$41,872	$37,035	$78,783	$65,588
Plus: Depreciation and amortization	11,261	11,511	23,892	22,777
Plus: Corporate expenses, excluding noncash compensation	7,616	5,861	16,036	11,624
Plus: Noncash compensation	4,125	5,408	9,275	12,471

Station operating income	$64,874	$59,815	$127,986	$112,460

SELECTED BALANCE SHEET INFORMATION:	August 31, 2004	February 29, 2004
Total Cash and Cash Equivalents	$38,589	$19,970
Senior Debt	$958,500	$739,833
Senior Subordinated Debt	375,000	300,000
Senior Discount Notes	1,173	223,423

Total Senior, Senior Subordinated and Senior Discount Debt	$1,334,673	$1,263,256